FOR IMMEDIATE RELEASE

Investor Contacts:
Ron Scarboro	Tripp Sullivan
Chief Financial Officer	Corporate Communications, Inc
ron.scarboro@mmodal.com	tripp.sullivan@cci-ir.com
(615) 798-4350	(615) 324-7335

M*Modal Reports Fourth Quarter Results

Fourth Quarter Highlights

•	Posts record revenues of $116.1 million

•	Adjusted EBITDA increases 21.5% to $34.1 million compared with the prior-year period

•	Net Income Available to Common Shareholders increases to $0.50 per fully diluted share from $0.04 per fully diluted share in the prior-year period

•	Adjusted Net Income per fully diluted share increases 35.7% to $0.38 compared with the prior-year period

•	Establishes performance goals for 2012

The highlights above, as well as the discussion below, contain certain non-GAAP financial measures that, together with applicable GAAP financial measures, we utilize to evaluate the results of our performance. Refer to the section of this release entitled “Non-GAAP Financial Measures” for further discussion, as well as the tables attached to this release that reconcile these non-GAAP financial measures to applicable GAAP financial measures.

FRANKLIN, Tenn. (March 7, 2012) MModal Inc. (NASDAQ: MODL), a leading provider of integrated clinical documentation solutions for the U.S. healthcare industry, announced its financial results for the three months and full year ended December 31, 2011.

“We have continued to improve our execution, and I am pleased with the tremendous efforts of our team. Additionally, we have made progress on our goals of unifying the Company and solutions under one brand, signing significant strategic partnerships and competing much more effectively in the market,” noted Vern Davenport, Chairman and Chief Executive Officer of M*Modal. “With an experienced healthcare management team now in place, we expect to accelerate our efforts in addressing our customers’ pressing needs of more robust clinical information capture and physician adoption of technology as well as the continuing challenges of cost and quality.”

Operating Results

Net revenues were $443.8 million for the full year ended December 31, 2011, compared with $417.3 million for the full year ended December 31, 2010. Net revenues were $116.1 million for the fourth quarter of 2011 compared with $110.5 million for the fourth quarter of 2010.

Adjusted EBITDA for the full year ended December 31, 2011, was $118.1 million, or 26.6% of net revenues, compared with $85.8 million, or 20.6% of net revenues, for the full year ended December 31, 2010. Adjusted EBITDA for the fourth quarter of 2011 was $34.1 million, or 29.3% of net revenues, compared with $28.0 million, or 25.4% of net revenues, for the fourth quarter of 2010. Adjusted EBITDA

-MORE-

MODL Announces Fourth Quarter Results

March 7, 2012

includes $0.4 million and $1.0 million of realized losses from foreign currency hedge transactions for the full year and three months ended December 31, 2011, respectively.

Net income available to common shareholders for the full year ended December 31, 2011, was $56.2 million, or $1.12 per fully diluted share, compared with $5.8 million, or $0.16 per fully diluted share, for the full year ended December 31, 2010. Net income available to common shareholders for the fourth quarter of 2011 was $27.8 million, or $0.50 per fully diluted share, compared with $1.4 million, or $0.04 per fully diluted share, for the fourth quarter of 2010. Net income available to common shareholders and income per diluted share for the full year and three months ended December 31, 2011 was increased by an income tax benefit of $43.4 million, or $0.87 per diluted share, and $26.2 million, or $0.47 per diluted share, respectively, primarily related to the reduction of valuation allowance on our consolidated deferred tax assets.

Adjusted net income for the full year ended December 31, 2011, was $72.2 million, or $1.34 per fully diluted share, compared with $52.6 million, or $1.01 per fully diluted share, in the full year ended December 31, 2010. Adjusted net income for the fourth quarter of 2011 was $21.2 million, or $0.38 per fully diluted share, compared with $14.7 million, or $0.28 per fully diluted share, in the fourth quarter of 2010.

During the full year ended December 31, 2011, the Company recorded restructuring charges of $9.9 million, including a reduction in workforce and a charge related to office closures. During the three months ended December 31, 2011, the Company recorded restructuring charges of $0.4 million related to the previously announced integration of MultiModal Technologies, Inc. The benefits from these restructuring efforts are expected to be fully realized beginning in 2012.

Commenting on the financial results, Ron Scarboro, Chief Financial Officer of M*Modal, stated, “Our improved gross profit margin of 403 basis points from the prior quarter and $7.8 million of gross profit from the prior-year quarter have been realized from our strong execution across our medical transcription outsource services base to move to a globalized delivery system and further penetrate post-capture speech recognition technologies among our volumes as well as leveraging our M*Modal Fluency™ and M*Modal Catalyst™ solutions. These improved margins are the catalyst for our increased planned investments in our go-to-market initiatives and technology platforms.”

Liquidity and Capital Structure

As of December 31, 2011, the Company had $29.6 million in cash and cash equivalents and $296.5 million in debt. For the full year ended December 31, 2011, free cash flow was $65.4 million compared with $54.8 million for the full year ended December 31, 2010. Free cash flow for the fourth quarter of 2011 was $19.0 million compared with $13.9 million in the prior-year period. Capital expenditures for the full year ended December 31, 2011, were $24.1 million compared with $14.3 million in the prior-year period. For the fourth quarter of 2011, capital expenditures were $7.0 million compared with $4.7 million in the prior-year period.

Accounts receivable were $74.4 million as of December 31, 2011 compared with $82.0 million as of December 31, 2010. Days Sales Outstanding were 58.5 days at year-end 2011 compared with 67.8 days at year-end 2010.

At December 31, 2011, the Company had federal net operating loss carry forward amounts of approximately $101 million, all of which are available through 2014 to help off-set future period taxable income amounts, subject to annual limitations. Additionally, the Company had approximately $183 million of capitalized tax intangibles, of which approximately 62% are expected to be amortized for tax purposes, on a declining basis, over the next five years.

-MORE-

MODL Announces Fourth Quarter Results

March 7, 2012

Fourth Quarter Operating Metrics	Q42011	Q32011	Q22011	Q12011	Q42010
Total billed equivalent line counts:	1.156B lines [1]	1.020B lines [1]	863M lines	875M lines	850M lines

Transcription volumes processed offshore:	46%[2]	45%	42%	41%	41%

Transcription volumes edited post speech recognition:	75%[3]	76%	74%	72%	65%

[1]

Includes approximately 270 million and 150 million total billed equivalent line counts associated with the acquisition of MultiModal Technologies, Inc., for the fourth quarter and third quarter of 2011, respectively.

[2]	Excluding acquisitions, transcription volumes processed offshore were 49% in December 2011.
[3]	Excluding acquisitions, transcription volumes edited post speech recognition were 78% in December 2011.

Full Year Operating Metrics	2011	2010
Total billed equivalent line counts:	3.914B lines	3.128B lines

Transcription volumes processed offshore:	44%	41%

Transcription volumes edited post speech recognition:	74%	65%

Performance Goals for 2012

The Company has established the following performance goals and expectations for fiscal 2012.

Net revenues:
For the first half ending June 30, 2012	$230 million to $240 million
For the full year ending December 31, 2012	$490 million to $505 million
Adjusted EBITDA:	$123 million to $130 million
Adjusted Net Income:	$1.24 to $1.35 per fully diluted share

These fiscal 2012 estimates are based on the following full year assumptions:

Restructuring and integration charges:	$19 million to $23 million
Weighted average shares outstanding:	56.5 million for the full year
Effective cash income tax rate:	6% to 8%
Capital expenditures:	$26 million to $30 million

“Our 2012 focus builds on the continued execution of our transcription services business and to gain meaningful market traction in our technology business,” Mr. Davenport added. “Our first half investments in our technologies and go-to-market capabilities, as well as the execution capabilities we have established, position us well to continue our growth – all focused on capturing and creating more meaningful clinical documentation for our customers.”

-MORE-

MODL Announces Fourth Quarter Results

March 7, 2012

Investor Conference Call and Web Simulcast

M*Modal will host a conference call on March 8, 2012, at 7:30 a.m. CT (8:30 a.m. ET) to discuss its results of operations for the fourth quarter of 2011. The number to call for the interactive teleconference is (212) 231-2900. A replay of the conference call will be available through Thursday, March 15, 2012, by dialing (402) 977-9140 and entering the confirmation number, 21576972.

A live broadcast of M*Modal quarterly conference call will be available online at the Company’s website, www.mmodal.com, under the Investors section and Events & Presentations on March 8, 2012, beginning at 7:30 a.m. CT (8:30 a.m. ET). The online replay will follow shortly after the call and continue for one year.

About M*Modal

M*Modal is a leading provider of clinical narrative capture services, Speech and Language Understanding technology and clinical documentation workflow. M*Modal’s enterprise solutions – including mobile voice capture devices, speech recognition, Web-based workflow platforms and global network of medical editors – help healthcare facilities facilitate adoption of electronic health records (EHR), improve patient care, increase physician satisfaction and lower operational costs. For more information, please visit www.mmodal.com.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as statements regarding our 2012 performance goals, our business strategy and proposed investments, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, M*Modal has provided certain non-GAAP financial measures to help evaluate the results of our performance. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing the Company’s ongoing business and operating performance. The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way that management views financial results. The tables attached to this press release include a reconciliation of these historical non-GAAP financial measures to the most directly comparable GAAP financial measures.

We also present Adjusted EBITDA and Adjusted Net Income on a forward-looking basis as part of our performance goals for fiscal 2012 and a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures. These measures are subject to change because management cannot predict, with sufficient reliability, potential changes in tax valuation allowances,

-MORE-

MODL Announces Fourth Quarter Results

March 7, 2012

potential restructuring impacts, contingencies related to past and future acquisitions, and changes in fair values of our derivative instruments, all of which are difficult to estimate primarily due to dependencies on future events.

Adjusted EBITDA

Adjusted EBITDA is a metric used by management to measure operating performance. Adjusted EBITDA is defined as net income attributable to MModal Inc., as applicable, plus net income attributable to noncontrolling interests, income taxes, net interest expense, depreciation and amortization, cost (benefit) of legal proceedings, settlements, and accommodations, acquisition and restructuring charges, discontinued operations, equity in income of affiliated company, share based compensation and other non-cash awards, gain on sale of investment, and realized gain on settlement of foreign currency hedges, excluding other (income) expense. The realized gain on settlement of foreign currency hedges is a component of other (income) expense, as reported in the Consolidated Statements of Operations. Share-based compensation and other non-cash awards represents only the portion of such expense that is a component of selling, general and administrative expense, as reported in the Consolidated Statements of Operations, as it excludes such expense attributable to the Company’s restructuring actions.

We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period by excluding the following:

•

potential differences caused by variations in capital structures (affecting interest expense, net), tax positions (such as the impact on periods or companies for changes in effective tax rates), the age and book depreciation of fixed assets (affecting depreciation expense);

•	the impact of non-cash charges; and

•	the impact of acquisition and integration related charges, restructuring charges, and certain unusual or nonrecurring items.

Because Adjusted EBITDA facilitates internal comparisons of operating performance on a more consistent basis, we also use Adjusted EBITDA in measuring our performance relative to that of our competitors. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our profitability or liquidity. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•

Although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Free Cash Flow

Free Cash Flow, a non-GAAP financial measure, is defined by the Company as Adjusted EBITDA less consolidated interest expense (net of non-cash interest), less capital expenditures (including capitalized software development costs), and less tax provision (net of deferred tax provision). Management believes that utilization of Free Cash Flow is an important non-GAAP measure of the Company’s ability to convert operating results into cash.

-MORE-

MODL Announces Fourth Quarter Results

March 7, 2012

Adjusted Net Income

Adjusted Net Income, a non-GAAP financial measure, is defined by the Company as Adjusted EBITDA less amortization expense for capitalized intangible assets (excluding acquired intangibles), less interest expense (net of non-cash interest), and less current tax provision. We measure Adjusted Net Income based on Proforma Shares Outstanding (see below). Management believes that utilization of Adjusted Net Income is an important non-GAAP financial measure of our normalized operating results.

Proforma Shares Outstanding

For purposes of evaluating our results on per-share metrics, many of our computations utilize proforma share computations. Our measure of proforma shares includes our Basic and Diluted share computations utilized for GAAP purposes, plus our estimate of the impacts of common stock equivalents which consists of stock options, restrictive stock issuable to certain key employees, shares issued to former principal stockholders, shares issued to former principal stockholders and shares issued in our initial public offering, our private exchange offer, our public exchange offer and our short-form merger with MModal MQ Inc. (f/k/a MedQuist Inc.). The pro forma shares are calculated as if the shares that were issued to former principal stockholders and in our initial public offering, our private exchange offer, our public exchange offer and our short-form merger were issued and outstanding as of the beginning of each period presented.

Total Billed Equivalent Line Counts

Total billed equivalent line counts are defined as the number of lines and line equivalents billed for the period, as defined by a customer’s contract, and includes volume processed on the Company’s transcription platforms as well as technology volume (speech recognition).

-MORE-

MODL Announces Fourth Quarter Results

March 7, 2012

MModal Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)

Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net revenues	$116,091	$110,534	$443,800	$417,326
Cost of revenues	62,024	64,308	255,566	259,194

Gross Profit	54,067	46,226	188,234	158,132

Operating costs and expenses:
Selling, general and administrative	17,823	15,398	64,188	61,062
Research and development	2,497	3,086	9,570	12,030
Depreciation and amortization	11,310	8,872	37,826	32,617
Cost (benefit) of legal proceedings, settlements and accommodations	210	820	(6,678)	3,605
Acquisition and restructuring	9,423	2,271	26,943	11,079

Total operating costs and expenses	41,263	30,447	131,849	120,393

Operating income	12,804	15,779	56,385	37,739

Gain on sale of investment	—	8,780	—	8,780
Equity in income of affiliated company	—	77	—	693
Other income (expense)	(2,845)	(100)	(5,405)	460
Loss on extinguishment of debt	—	(13,525)	—	(13,525)
Interest expense, net	(8,222)	(7,299)	(29,301)	(19,268)

Income from continuing operations before income taxes and noncontrolling interests	1,737	3,712	21,679	14,879
Income tax benefit	(26,202)	(2,159)	(43,398)	(2,312)

Net income from continuing operations	$27,939	$5,871	$65,077	$17,191

Income from discontinued operations, net of tax	(142)	218	(142)	556

Net income	27,797	6,089	64,935	17,747
Less: Net income attributable to noncontrolling interests	—	(4,006)	(2,138)	(9,240)

Net income attributable to MModal Inc.	$27,797	$2,083	$62,797	$8,507

Net income per common share from continuing operations
Basic	$0.51	$0.03	$1.15	$0.14

Diluted	$0.50	$0.03	$1.12	$0.14

Net income per common share from discontinued operations
Basic	$—	$0.01	$—	$0.02

Diluted	$—	$0.01	$—	$0.02

Net income per common share available to common shareholders
Basic	$0.51	$0.04	$1.15	$0.16

Diluted	$0.50	$0.04	$1.12	$0.16

Weighted average shares outstanding:
Basic	54,418	35,158	48,959	35,012

Diluted	55,452	36,370	50,138	35,954

Calculation of net income available to common shareholders

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Net income attributable to MModal Inc.	$27,797	$2,083	$62,797	$8,507
Less: amount attributable to former principal shareholders	—	(687)	(6,619)	(2,750)

Net income available to common shareholders	27,797	1,396	56,178	5,757

-MORE-

MODL Announces Fourth Quarter Results

March 7, 2012

MModal Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except par value)

Unaudited

	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$29,557	$66,779
Accounts receivable, net of allowance of $1,493 and $1,466, respectively	74,413	82,038
Other current assets	35,611	23,706

Total current assets	139,581	172,523

Property and equipment, net	24,367	23,018
Goodwill	161,866	90,268
Other intangible assets, net	173,294	107,962
Deferred income taxes	20,585	6,896
Other assets	12,102	14,212

Total assets	$531,795	$414,879

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$22,712	$27,817
Accounts payable	11,808	11,358
Accrued expenses	39,728	36,917
Accrued compensation	10,225	16,911
Deferred acquisition payments	22,323	—
Deferred revenue	7,186	10,570

Total current liabilities	113,982	103,573
Long-term debt	273,822	266,677
Deferred income taxes	—	4,221
Deferred acquisition payments, non-current	15,161	—
Due to related parties	—	3,537
Other non-current liabilities	3,779	2,360

Total liabilities	406,744	380,368

Commitments and contingencies

Total equity:

Preferred stock - $0.10 par value; authorized 25,000 shares; none issued or outstanding	—	—
Common stock - $0.10 par value; authorized 300,000 shares; 56,319 and 35,158 shares issued and outstanding, respectively	5,632	3,516
Additional paid-in-capital	167,440	148,265
Accumulated deficit	(44,382)	(107,179)
Accumulated other comprehensive loss	(3,639)	(663)

Total MModal Inc. stockholders’ equity	125,051	43,939
Noncontrolling interests	—	(9,428)

Total equity	125,051	34,511

Total liabilities and equity	$531,795	$414,879

-MORE-

MODL Announces Fourth Quarter Results

March 7, 2012

MModal Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

Unaudited

	Years ended December 31,
	2011	2010
Operating activities:
Net income	$64,935	17,747
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	37,826	33,454
Customer Accommodation Program reversal	(9,658)	—
Gain on sale of investment	—	(8,780)
Equity in income of affiliated company	—	(693)
Deferred income taxes	(46,868)	(3,903)
Share based compensation	5,026	765
Provision for doubtful accounts	230	1,538
Non-cash interest expense	4,118	4,131
Loss on extinguishment of debt	—	13,525
Other	847	(962)

Changes in operating assets and liabilities:
Accounts receivable	14,153	(9,962)
Other current assets	(9,398)	(1,858)
Other non-current assets	(1,151)	(495)
Accounts payable	(2,576)	981
Accrued expenses	9,827	(5,041)
Accrued compensation	(8,237)	(4,244)
Deferred revenue	(3,816)	569
Other non-current liabilities	1,008	(547)

Net cash provided by operating activities	56,266	36,225

Investing activities:
Purchase of property and equipment	(12,732)	(7,152)
Proceeds from the sale of property and equipment	576	—
Proceeds from sale of investments	—	19,469
Capitalized software	(11,320)	(7,155)
Proceeds from sale of Patient Financial Services business	—	12,547

Payments for acquisitions and interests in affiliates, net of cash acquired	(70,103)	(99,793)

Net cash used in investing activities	(93,579)	(82,084)

Financing activities:
Proceeds from debt	62,715	392,352
Repayment of debt	(60,748)	(229,727)
Dividends paid to noncontrolling interests	—	(53,913)
Debt issuance costs	—	(21,607)
Net proceeds from issuance of common stock	5,789	—
Related party payments	(4,000)	—
Payments related to initial public offering	—	(3,745)
Other	(878)	—

Net cash provided by financing activities	2,878	83,360

Effect of exchange rate changes	(2,787)	(355)
Net increase (decrease) in cash and cash equivalents	(37,222)	37,146
Cash and cash equivalents - beginning of period	66,779	29,633

Cash and cash equivalents - end of period	$29,557	$66,779

-MORE-

MODL Announces Fourth Quarter Results

March 7, 2012

MModal Inc. and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA

(In thousands)

Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Net income attributable to MModal Inc.	$27,797	$2,083	$62,797	$8,507
Net income attributable to noncontrolling interests	—	4,006	2,138	9,240
Discontinued operations	142	(218)	142	(556)
Income tax benefit	(26,202)	(2,159)	(43,398)	(2,312)
Interest expense, net	8,222	7,299	29,301	19,268
Other (income) expense	2,845	100	5,405	(460)
Realized loss on settlement of foreign currencies	(991)	—	(364)	—
Loss on extinguishment of debt	—	13,525	—	13,525
Depreciation and amortization	11,310	8,872	37,826	32,617
Acquisition and restructuring charges	9,423	2,271	26,943	11,079
Cost (benefit) of legal proceedings, settlements and accommodations	210	820	(6,678)	3,605
Share-based compensation and other non-cash awards	1,303	279	3,984	765
Gain on sale of investment	—	(8,780)	—	(8,780)
Equity in income of affiliated company	—	(77)	—	(693)

Adjusted EBITDA	$34,059	$28,021	$118,096	$85,805

Adjusted EBITDA as a percentage of net revenues	29.3%	25.4%	26.6%	20.6%

-MORE-

MODL Announces Fourth Quarter Results

March 7, 2012

MModal Inc. and Subsidiaries

Free Cash Flow and Adjusted Net Income

(In thousands)

Unaudited

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Free cash flow:
Adjusted EBITDA	$34,059	$28,021	$118,096	$85,805
Consolidated interest expense	(8,222)	(7,299)	(29,301)	(19,268)
Non-cash interest	1,655	803	4,118	4,131
Capital expenditures	(7,045)	(4,687)	(24,052)	(14,307)
Tax benefit	26,202	2,159	43,398	2,312
Deferred tax benefit	(27,639)	(5,072)	(46,867)	(3,903)

Free cash flow	$19,010	$13,925	$65,392	$54,770

Adjusted net income:
Adjusted EBITDA	$34,059	$28,021	$118,096	$85,805
Less: Depreciation and amortization (excluding acquired intangibles)	4,879	3,869	17,260	16,482
Cash interest (total expenses less non-cash)	6,567	6,496	25,183	15,137
Current tax provision	1,437	2,913	3,469	1,591

Adjusted net income	$21,176	$14,743	$72,184	$52,595

Adjusted net income per share:
Basic	$0.39	$0.29	$1.37	$1.04
Diluted	0.38	0.28	1.34	1.01

-MORE-

MODL Announces Fourth Quarter Results

March 7, 2012

MModal Inc. and Subsidiaries

Share Calculation

(In thousands)

Unaudited

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

MModal Inc. shares
Basic outstanding	54,418	35,158	48,959	35,012
Effect of diluted options	1,034	1,212	1,179	942

Diluted shares	55,452	36,370	50,138	35,954

Proforma impact of fully dilutive shares (1)
Basic	172	15,775	3,576	15,775
Diluted	394	16,005	3,806	16,005

Proforma Shares
Proforma basic	54,590	50,933	52,535	50,787
Proforma diluted	55,846	52,375	53,944	51,959

(1)	Fully dilutive shares includes common stock equivalents which consists of stock options, restricted stock issuable to certain key employees, shares issued to former principal stockholders, shares issued in our initial public offering, our private exchange offer and our public exchange offer and our short-form merger with MModal MQ Inc. (f/k/a MedQuist Inc.)

-MORE-

MODL Announces Fourth Quarter Results

March 7, 2012

MModal Inc. and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA and Adjusted Net Income - Performance Goals for 2012

(In thousands)

Unaudited

	Twelve Months Ended December 31, 2012
	Low	High

Net income attributable to MModal Inc.	$18,000	$20,400
Income tax provision	7,000	5,800
Interest expense, net	29,000	28,500
Other income	(4,500)	(5,000)
Realized loss on settlement of foreign currencies	1,700	1,700
Depreciation and amortization	47,000	49,500
Acquisition and restructuring charges	19,000	23,000
Share-based compensation and other non-cash awards	5,800	6,100

Adjusted EBITDA	$123,000	$130,000

Adjusted net income:
Adjusted EBITDA	$123,000	$130,000
Less: Amortization (excluding acquired intangibles)	21,000	23,500
Cash interest (total expenses less non-cash)	25,600	25,100
Current tax provision	6,100	4,900

Adjusted net income	$70,300	$76,500

Adjusted net income per share
Basic	$1.28	$1.39
Diluted	$1.24	$1.35

MModal Inc. shares (1)
Basic outstanding	55,100	55,100
Effect of diluted options	1,400	1,400

Diluted shares	56,500	56,500

(1)	MModal Inc. weighted average shares outstanding

-END-